UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

Excel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161 Suite 310 Irving TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 476-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2016, Excel Corporation (“Excel” or the “Company”) issued 2,300,000 Shares of Series B Convertible Preferred Stock (“Series B Shares”) to each of Thomas A. Hyde Jr. and Robert L. Winspear (each a “Holder” and collectively the “Holders”) at a price of $0.05 per share pursuant to subscription agreements between the Company and the Holders. Mr. Hyde is the President, Chief Executive Officer and a Director of the Company. Mr. Winspear is the Chief Financial Officer of the Company.

The Series B Shares  are convertible into shares of the Company’s common stock par value $0.0001 (“Common Stock”) on a ratio of 1-to-1, subject to adjustment for stock splits and stock dividends. The Series B Shares rank senior to the Common Stock and other preferred shares and carry a liquidation preference of $.05 per share. Holders of the Series B Shares are entitled to receive dividends declared on the Company’s Common Stock on an as converted basis. Each Series B Share entitles the Holder thereof to 20 votes per share on all matters subject to voting by holders of the Company’s Common Stock. The issuance of a total of 4,600,000 shares of Series B Shares, entitles the Holders thereof to vote a combined 92,000,000 shares. Under the terms of the Series B Shares, the Company has the right to require a Holder to convert the Series B Shares into Common Stock at any time after the Holder resigns, is terminated or otherwise ceases to be an officer of the Company. In addition, the Company has the right at any time after July 18, 2016 to repurchase and retire all but not less than all of the Series B Preferred Stock for $0.05 per share provided that it gives notice to the Holder of the Company’s intent to redeem the shares and the Holder does not elect to convert the Series B Shares into Common Stock in lieu of the redemption.

In connection with the issuance of the Series B Shares, the Company and the Holders executed a Stockholders Agreement (the “Agreement”) whereby the Holders agreed to not to initiate directly or indirectly any stockholder vote or action, by written consent or otherwise, to increase the size or structure of the Company’s board of directors or remove any existing director, nor initiate directly or indirectly any stockholder vote or action by written consent or otherwise, to affect Holders’ executive compensation, bonus criteria and amounts, or other similar action. The Holders also agreed to convert the Series B Shares immediately upon termination, whether voluntary or involuntary, or upon their resignation for any reason.

The foregoing descriptions of the Series B Convertible Preferred Stock and the Agreement are not complete and are qualified in their entirety by reference to the full text of the Certificate of Designation and the Agreement, copies of which are filed as Exhibit 3.1 and Exhibit 10.1 respectively hereto and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 9.01. Exhibits

Exhibit No.

3.1	Certificate of Designation of Series B Convertible Preferred Stock

10.1	Form of Stockholder Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXCEL CORPORATION

/s/ Robert L. Winspear
Robert L. Winspear
Chief Financial Officer

Date:  March 22, 2016

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EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Designation of Series B Convertible Preferred Stock

10.1	Form of Stockholder Agreement

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